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                                                                  EXHIBIT 99.1

                               AMENDMENT NO. 3 TO THE
                         HEALTH SYSTEMS DESIGN CORPORATION
                         1996 OMNIBUS EQUITY INCENTIVE PLAN

               HEALTH SYSTEMS DESIGN CORPORATION, having adopted the Health

Systems Design Corporation 1996 Omnibus Equity Incentive Plan, as amended by

Amendment No. 1 effective February 24, 1997 and Amendment No. 2 effective

February 9, 1998 (the "Plan"), hereby amends the Plan, effective as of January

28, 1999, by deleting the numeral 1,400,000 from the first sentence of

Section 4.1 and substituting the numeral 1,550,000 therefor.


               IN WITNESS WHEREOF, Health Systems Design Corporation, by its

duly authorized officer, has executed this Amendment No. 3 on the date indicated

below.



                                  HEALTH SYSTEMS DESIGN CORPORATION


Dated:  April 27, 1999            By  /s/ Russell J. Harrison
                                     ------------------------------------------
                                  Title:  President and Chief Executive Officer